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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15 (d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of earliest event reported) December 9, 2000
                                                         ----------------


                        UNITED COMMUNITY FINANCIAL CORP.
                        --------------------------------
             (Exact name of registrant as specified in its charter)

         Ohio                             0-24399              34-1856319
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(State or other jurisdiction            (Commission           (IRS Employer
of incorporation)                       File Number)        Identification No.)


      275 Federal Plaza West, Youngstown, Ohio             44503-1200
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      (Address of principal executive offices)             Zip Code)


       Registrant's telephone number, including area code: (330) 742-0500
                                                           --------------

                                 Not Applicable
             (Former name or address, if changed since last report.)

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ITEM 5.  OTHER EVENTS

United Community Financial Corp. (the "Company") executed an Agreement and Plan of Merger (the "Agreement") with Industrial Bancorp, Inc. ("Industrial") dated December 9, 2000. Under the terms of the Agreement, shareholders of Industrial will receive $20.375 for each common share of Industrial outstanding on the effective date of the merger of Industrial with and into the Company (the "Merger").

The Company is a unitary savings and loan holding company headquartered in Youngstown, Ohio. Industrial is a unitary savings and loan holding company headquartered in Bellevue, Ohio.

The Merger will be accounted for under the purchase method of accounting. The Merger is subject to approval by the shareholders of Industrial and is subject to certain regulatory approvals.

Following the Merger, and upon the receipt of all necessary regulatory approvals, Industrial's wholly owned subsidiary, The Industrial Savings and Loan Association will be merged with and into the Company's wholly owned subsidiary, The Home Savings and Loan Company of Youngstown.

Exhibits.

2.       Agreement and Plan of Merger (excluding exhibits) dated December 9,
         2000.

99. Text of Press Release, dated December 9, 2000, issued by the Company and Industrial.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            United Community Financial Corp.


Dated:   December 18, 2000                  /s/ Douglas M. McKay
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                                            Douglas M. McKay
                                            President and Chief Executive
                                            Officer